UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 30, 2011

Date of Report (Date of earliest event reported)

SALESFORCE.COM, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco CA 94105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 30, 2011, salesforce.com, inc., a Delaware corporation (the “Company”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with Radian6 Technologies Inc., a New Brunswick, Canada corporation (“Radian6”), salesforce.com Canada Corporation, a New Brunswick, Canada corporation and a wholly owned subsidiary of the Company (“Sub”), each of the shareholders of Radian6 (the “Shareholders”) and the shareholder representative of the Shareholders, pursuant to which the Sub will acquire all of the equity interest in Radian6 (the “Acquisition”).

Under the terms of the Purchase Agreement, the Company will pay an aggregate amount of consideration worth approximately $350 million, in cash and shares of the Company’s common stock, par value $0.001 per share (“Company Common Stock”), subject to certain adjustments, for all shares of Radian6 capital stock and stock options to purchase Radian6 common stock. An amount equal to 80% of the total purchase price for outstanding shares will be in cash, with the remaining 20% in Company Common Stock, such number of shares of Company Common Stock determined over a 20-trading-day weighted average reference trading price as of the close of the trading market on the day before the closing date of the Acquisition. Approximately $14,000,000 of purchase price payable to Radian6 founders in the form of cash and shares of Company Common Stock will be subject to vesting conditions over two years. The purchase price for vested Radian6 stock options will be paid in cash. The purchase price is subject to adjustment generally based on the cash and indebtedness position of Radian6 at closing and expenses related to the transaction payable by Radian6. The stock options of Radian6 that are unvested and outstanding immediately prior to the closing of the Acquisition will be assumed by the Company upon the closing of the Acquisition and will be exercisable for shares of Company Common Stock.

In connection with the signing of the Purchase Agreement, certain key employees of Radian6 entered into non-competition and non-solicitation agreements and employment offer letters with the Company, to become effective upon the effective time of the Acquisition. In addition, prior to the closing of the Acquisition, certain other employees of Radian6 will be offered employment with the Company or the Sub, effective on the first business day after the closing of the Acquisition.

The Purchase Agreement contains customary representations and warranties by Radian6 and the Shareholders, covenants by Radian6 regarding the operation of its business between the date of signing of the Purchase Agreement and the closing date of the Acquisition, and indemnification provisions whereby the Shareholders will indemnify the Company and affiliated parties for breaches of representations and warranties, breaches of covenants and certain other matters. Of the total consideration, $42 million of the cash portion will be placed in escrow as partial security for the indemnification obligations. Any amounts remaining in escrow will be released to Radian6’s Shareholders and holders of vested stock options after two years following the closing date of the Acquisition, net of any indemnification payments made from the escrow or amounts reserved for pending claims pursuant to any indemnification claims of the Company or affiliated parties under the Purchase Agreement.

The Company has agreed to file a registration statement on Form S-3 registering the resale by the Shareholders of the shares of Company Common Stock issued at the closing of the Acquisition, subject to the terms and conditions set forth in the Purchase Agreement. The Company has also agreed to provide limited price protection through an additional cash payment of up to $10 million to the Shareholders in the event that there is a delay in the filing of the registration statement on Form S-3 and the Company Common Stock at the time of the filing of the registration statement is trading more than 20% below the trading reference price referred to above.

Consummation of the Acquisition is subject to customary closing conditions. In addition, the Purchase Agreement is subject to termination by either the Company or Radian6 if, among other things, the Acquisition is not consummated by May 31, 2011.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference in its entirety. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Radian6. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in a confidential Disclosure Schedule provided by Radian6 to the Company in connection with the signing of the Purchase Agreement. This confidential Disclosure Schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the Company and Radian6 rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about the Company or Radian6.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of the Company’s management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this Current Report on Form 8-K include statements regarding the acquisition of Radian6 and other agreements with Radian6 and its shareholders and employees, including the pending share purchase transaction under which a subsidiary of the Company will purchase all of the equity interests in Radian6, and whether the Company and Radian6 will be able to consummate the acquisition in a timely manner or at all. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the risk that the Company may not realize the anticipated benefits of the Radian6 acquisition, the risk that the Company may not retain the customer relationships of Radian6, the inability to retain key employees of the acquired business, the inability to successfully integrate the acquired technologies or operations, and unexpected delays in the consummation of the acquisition. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2011.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Share Purchase Agreement dated as of March 30, 2011, by and among salesforce.com, inc., salesforce.com Canada Corporation, Radian6 Technologies Inc. and each of the shareholders of the Company, and the shareholder representative

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2011	salesforce.com, inc.

	By:	/s/ David Schellhase
Name: David Schellhase Title: Executive Vice President, Legal

EXHIBIT INDEX

Exhibit No.	Description

2.1	Share Purchase Agreement dated as of March 30, 2011, by and among salesforce.com, inc., salesforce.com Canada Corporation, Radian6 Technologies Inc. and each of the shareholders of the Company, and the shareholder representative